Exhibit 10.2

ROYALTY PURCHASE AGREEMENT

THIS AGREEMENT is made October 31, 2014,

BETWEEN:

MEDICAL IMAGING CORP.
(the “Corporation”)

- and -

GRENVILLE STRATEGIC ROYALTY CORP.
(the “Purchaser”)

WHEREAS the Purchaser wishes to acquire from the Corporation, and the Corporation wishes to sell to the Purchaser, a gross sales royalty on the terms and conditions contained herein.

THE PARTIES agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in Schedule “A” attached hereto.

1.2

Certain Rules of Interpretation

In this Agreement:

(a)

Currency – Unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America.

(b)

Governing Law – This Agreement is a contract made under, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(c)

Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)

Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e)

Number and Gender – Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)

Statutory References – A reference to a statute includes all regulations made pursuant to the statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes the statute or the regulation.

(g)

Schedules – The schedules attached to this Agreement (as the same may be amended from time to time, whether by way of an amendment to this Agreement or otherwise) are incorporated into, and form an integral part of, this Agreement.

1.3

Knowledge

Unless otherwise stated herein, any reference to the knowledge of the Corporation means the actual knowledge of the officers and directors of each member of the MIC Group after reasonable inquiry and investigation in the normal exercise of such individual's duties.

1.4

Entire Agreement; Waiver

This Agreement constitutes the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including those contained in any term sheet or letter of intent between the Corporation and the Purchaser. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

1.5

Disclosure Letter

Any disclosure made in a section of the Disclosure Letter shall be deemed to be disclosed for one or more sections of the Disclosure Letter to the extent that such disclosure sets forth facts in sufficient detail so that its application to such other section of the Disclosure Letter is reasonably clear.

ARTICLE 2
INSTALLMENTS AND ROYALTIES

2.1

Payment of Installments

(a)

The Purchaser hereby agrees to purchase a royalty from the Corporation for the sum of $2,000,000 (the “Initial Installment”), which shall be paid by the Purchaser to the Corporation in immediately available funds on the date hereof to an account specified by the Corporation.

(b)

Upon mutual written agreement of the Purchaser and the Corporation, the Purchaser may (but shall have no obligation to) purchase one or more additional royalties from the Corporation in an aggregate amount of up to $1,000,000 (each additional payment by the Purchaser to the Corporation being a “Subsequent Installment”).

2.2

Gross Sales Royalty

As consideration for, and conditional on, the payment by the Purchaser of the Initial Installment and any Subsequent Installment, but subject to Section 2.3 and Section 2.4(g), the Corporation covenants and agrees to pay to the Purchaser a monthly royalty payment (each such payment being a “Royalty

Payment”) equal to 1% (the “Gross Sales Royalty”) of the Revenue of the MIC Group during each calendar month of the term of this Agreement plus all applicable Taxes thereon, if any, that the Purchaser is required under Law to collect from the Corporation in connection therewith. Royalty Payments will be pro-rated for any partial month.  It is understood by the Parties that the initial Royalty Payment will be determined on a pro-rata basis based on the Revenue of the MIC Group for the period commencing on the date of this Agreement and ending on November 30, 2014 (unless the applicable Minimum Monthly Amount, calculated on a pro-rated basis for the period commencing on the date of this Agreement and ending on November 30, 2014, is greater than such amount, in which case the Corporation shall pay the applicable Minimum Monthly Amount to the Purchaser). Unless otherwise agreed by the Parties, for each $*** Subsequent Installment made by the Purchaser the Gross Sales Royalty will increase proportionately. For illustrative purposes only, if the Purchaser initially advances a Subsequent Installment of $*** to the Corporation, the Gross Sales Royalty will, effective as of the date on which the Subsequent Installment is advanced to the Corporation, automatically and without any further action or formality of any Party, increase from ***% to ***% (being ***).

2.3

Minimum Monthly Amount

(a)

Notwithstanding the Gross Sales Royalty rate in effect from time to time, but subject to Sections 2.3(b) and 2.3(c), if only the Initial Installment is paid to the Corporation, no Royalty Payment in respect of a calendar month during the term of this Agreement:

(i)

commencing on and including the date of this Agreement and ending on and including the date that is *** months following the date of this Agreement (the “Initial Minimum Period”) will be less than $*** (pro-rated for any partial month), it being understood that if the actual calculation of a Royalty Payment to be paid in such circumstance is less than such amount, the Gross Sales Royalty then in effect will be deemed to be amended (in respect of such Royalty Payment only) to be such percentage as would result in such Royalty Payment being $*** (pro-rated for any partial month); or

(ii)

commencing on and including the day immediately following the last day of the Initial Minimum Period will be less than $*** (pro-rated for any partial month), it being understood that if the actual calculation of a Royalty Payment to be paid in such circumstance is less than such amount, the Gross Sales Royalty then in effect will be deemed to be amended (in respect of such Royalty Payment only) to be such percentage as would result in such Royalty Payment being $*** (pro-rated for any partial month)

(such applicable amount being the “Minimum Monthly Amount”);

(b)

If the Purchaser advances a Subsequent Installment to the Corporation, the then applicable Minimum Monthly Amount will be adjusted proportionately based on the actual amount of each Subsequent Installment that is advanced to the Corporation. For illustrative purposes only, if the Purchaser initially advances a Subsequent Installment in the amount of $*** and the Minimum Monthly Amount then in effect is $***, the

1 This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Minimum Monthly Amount will be deemed to be amended to be $*** (pro-rated for any partial month) (being ***).

(c)

The applicable Minimum Monthly Amount will be extinguished upon completion of the Change of Control Buyout Option.

2.4

Payment Mechanism, Adjustments and Delinquent Royalty Payments

(a)

On or before the last Business Day of each calendar month during the term of this Agreement, the Corporation shall pay to the Purchaser the greater of: (i) the applicable Minimum Monthly Amount in respect of the immediately preceding calendar month in accordance with Section 2.3; and (ii) the amount determined in accordance with Section 2.2 in respect of the immediately preceding calendar month, in each case in accordance with the payment procedures specified in Section 2.5, with the first such payment being due and owing on December 31, 2014 in respect of the month of November 2014.

(b)

Within 55 days following the end of the first, second and third fiscal quarters of the Corporation during each fiscal year of the Corporation, and within 75 days following the end of the fourth fiscal quarter of the Corporation of each fiscal year of the Corporation (the last day of each such 55 day and 75 day period being the “Quarterly Determination Date”), the Parties will determine:

(i)

the aggregate royalties in respect of such fiscal quarter that would have been payable based on an application of the applicable Gross Sales Royalty to the Revenue of the MIC Group (without regard to any Minimum Monthly Amounts) for such fiscal quarter (or prorated for any partial fiscal quarter) using the consolidated financial statements of the MIC Group in respect of such fiscal quarter (which in the case of the fourth fiscal quarter of the Corporation shall be the Annual Financial Statements) (the “Pre-Adjusted Quarterly Royalties”); and

(ii)

whether the aggregate Minimum Monthly Amounts in respect of such fiscal quarter were greater than or less than the Pre-Adjusted Quarterly Royalties for such fiscal quarter (the greater of such amounts being the “Confirmed Quarterly Royalties”).

(c)

If the actual Royalty Payments paid to the Purchaser in respect of a fiscal quarter were, in the aggregate, greater than the Confirmed Quarterly Royalties for such fiscal quarter, the Purchaser will pay to the Corporation the amount by which such actual Royalty Payments exceeded the Confirmed Quarterly Royalties within 5 Business Days following the Quarterly Determination Date.

(d)

If the actual Royalty Payments paid to the Purchaser in respect of a fiscal quarter were, in the aggregate, less than the Confirmed Quarterly Royalties for such fiscal quarter, the Corporation will pay to the Purchaser the amount by which the Confirmed Quarterly Royalties exceeded such actual Royalty Payments within 5 Business Days following the Quarterly Determination Date;

(e)

Notwithstanding anything else contained herein, the Parties may at any time elect to pay any amounts referenced in Sections 2.4(c) or 2.4(d) in such other manner as the Parties may agree.

(f)

Any payment required to be made under this Agreement that is not paid within *** days following the date on which it was originally due shall bear interest at a rate of ***% per month, compounded monthly.

(g)

Subject to Section 2.9(b), the Corporation’s obligation to pay Royalty Payments will cease on the date that is 10 years following the date of this Agreement (the “Royalty Trigger Threshold Date”), unless terminated earlier pursuant to Section 2.4(h) or extended pursuant to Section 2.4(i).

(h)

If on or before the Royalty Trigger Threshold Date the Purchaser has received Royalty Payments totalling at least $*** in the aggregate (the “Royalty Trigger”), then this Agreement, and the Parties’ respective rights and obligations hereunder, shall be deemed to terminate effective as of the date on which the Purchaser has received Royalty Payments equal to the Royalty Trigger.

(i)

If on or before the Royalty Trigger Threshold Date the Purchaser has not received Royalty Payments equal in the aggregate to the Royalty Trigger, then this Agreement, and the Parties’ respective rights and obligations hereunder, shall continue in full force and effect until such time as the Purchaser has received Royalty Payments equal in the aggregate to the Royalty Trigger, and effective as of the date (following the Royalty Trigger Threshold Date) on which the Purchaser has received Royalty Payments equal in the aggregate to the Royalty Trigger this Agreement, and the Parties’ respective rights and obligations hereunder, shall be deemed to terminate.

(j)

The Royalty Trigger will be adjusted proportionately based on the actual amount of each Subsequent Installment that is advanced to the Corporation. For illustrative purposes only, if the Purchaser advances a Subsequent Installment in the amount of $*** (resulting in an Aggregate Installment Amount of $***), the Royalty Trigger will be deemed to be $***.

2.5

Payment of Royalty Payments and Buyout Amounts

The Corporation authorizes the Purchaser to debit an account designated by the Purchaser in writing for all Royalty Payments on the date on which each such payment is due. The Corporation shall withhold from any Royalty Payment and Buyout Payment, and remit to the appropriate Governmental Authority, all Taxes that it is required to withhold that are levied thereon by any Governmental Authority (as may be adjusted in accordance with the Canada-United States Convention with Respect to Taxes on Income and on Capital and any other applicable taxation treaty) and the payment in each case of the applicable Royalty Payment or Buyout Payment net of any such withheld amount shall be deemed to satisfy the Corporation’s payment obligations hereunder, provided that the Corporation shall deliver to the Purchaser copies of the filed tax return reporting such payments and official receipts (or such other evidence of payment reasonably acceptable to the Purchaser) evidencing that such payments were in fact received by the applicable Governmental Authority.

2.6

Royalty Payments Following Termination

The termination of this Agreement or the royalties payable hereunder shall not terminate the obligation of the Corporation to pay any Royalty Payment accrued prior to the date of termination (provided, however, that no Royalty Payment accrued prior to the date of termination will be owing by the Corporation if, pursuant to Section 2.4(g), the payment of such accrued Royalty Payment would result in the Purchaser receiving aggregate Royalty Payments in an amount greater than the Royalty Trigger). Upon termination of this Agreement or the royalties payable hereunder, the parties will determine the aggregate royalties in respect of the portion of the fiscal year of the Corporation in which the termination occurs, and will make such adjustments to the amount of royalties paid or to be paid during such period, as may be necessary, in accordance with the terms of Section 2.4(b).

2.7

Audit Right

Upon not less than fourteen days’ written notice to the Corporation, the Purchaser shall have the right to audit the books and records of the members of the MIC Group (including those obtained from third parties) relating to sales or other transactions included in the definition of Revenue of the MIC Group for the purposes of determining the correctness of the Corporation’s computation and payment of Royalty Payments in respect of a fiscal period of the Corporation. Such audit may not be conducted more than once in any calendar year and shall be conducted during normal business hours by an accounting firm selected by the Purchaser at its cost and reasonably acceptable to the Corporation, provided that such accounting firm enters into a confidentiality agreement acceptable to the Corporation, acting reasonably, prior to commencing any such audit. The Corporation shall provide such accounting firm with access to all pertinent books and records, subject to any confidentiality obligations owed to any third parties, and shall reasonably cooperate with such accounting firm’s efforts to conduct such audits. If there has been an underpayment of Royalty Payments due for the fiscal period being audited of more than ***% of the amount of Royalty Payments which were actually due in respect of such fiscal period, the Corporation shall reimburse the Purchaser for the reasonable costs and expenses (including accountants’ fees) incurred by the Purchaser in connection with such audit. If the Purchaser claims that any such audit reveals an underpayment of Royalty Payments, the Purchaser will make the audit papers for the relevant period available to the Corporation. For greater certainty, if an audit reveals that there has been an underpayment of Royalty Payments, an Event of Default in respect of any such underpayment shall be deemed to occur only if such underpayment is not satisfied by the Corporation within five Business Days following the date on which the Corporation has been given written notice of such underpayment.

2.8

Dispute Mechanism

If the Parties dispute the amount of one or more Royalty Payments or amounts payable under Section 2.9 (“Buyout Payments”) (including: (i) the determination of such amounts following an audit conducted pursuant to Section 2.7; and (ii) the manner in which “market capitalization” and “net purchase price” are determined pursuant to Section 2.9(a)(ii)(C)) (a “Dispute”), they shall each use commercially reasonable efforts to reach a negotiated resolution of the Dispute and shall exchange reasonable information with one another concerning the Dispute. If the Parties are unable to reach a negotiated resolution within 30 days from the commencement of negotiations to resolve the Dispute, then either Party may elect for the Dispute to be determined by an independent public accounting firm (the “Independent Accountant”) licensed to practice accounting in the United States of America selected by mutual agreement of the Parties, or in the absence of such agreement, KPMG LLP, and the Parties shall provide to the Independent Accountant their respective final figures in respect of the disputed amounts along with supporting documentation to substantiate their positions. None of the Parties will disclose to the Independent Accountant, and the Independent Accountant will not consider, for any purpose, any settlement offer made by a Party to the other. The determination of the Independent Accountant shall be final and binding upon the Parties, absent manifest error. Costs of the Independent Accountant shall be paid as determined by the Independent Accountant, and in the absence of such determination, each Party shall pay 50% of the Independent Accountant’s costs; provided, however, that each Party shall bear its own costs in presenting its arguments to the Independent Accountant. The Independent Accountant shall be deemed to act as an expert and not as an arbitrator. For greater certainty, in the event of a Dispute, and until such time as such Dispute is finally resolved in accordance with the terms of this Section 2.8, the Parties shall continue to be bound by all of the provisions of this Agreement in accordance with their terms (including the Gross Sales Royalty and Minimum Monthly Amount then in effect) notwithstanding the subject-matter of the Dispute.

2.9

Change of Control Buyout Option

(a)

Subject to Section 2.9(b) and compliance by the Corporation with Sections 2.10(l) and 2.10(p), if pursuant to a proposed Change of Control the acquirer under such transaction requires as a condition to the completion of such transaction that the Corporation purchase and extinguish all amounts owing or to become owing to the Purchaser hereunder, including all Gross Sales Royalties and payment of any applicable Minimum Monthly Amount (but excluding any amounts which are or which may become owing under Section 2.12(c)), then contemporaneously with the completion of such proposed Change of Control, the Corporation may, by delivery of a written notice (a “Change of Control Buyout Notice”) to the Purchaser (which Change of Control Buyout Notice will contain a representation and warranty of the Corporation that the exercise and completion of the Change of Control Buyout Option is a condition precedent to the completion of the proposed Change of Control in favour of the acquirer), purchase and extinguish (effective as of the date of completion of the proposed Change of Control) all amounts owing or to become owing to the Purchaser hereunder, including all Gross Sales Royalties and payment of all Minimum Monthly Amounts (but excluding any amounts which are or which may become owing under Section 2.12(c)) (the “Change of Control Buyout Option”) upon payment to the Purchaser by wire transfer of immediately available funds within 10 Business Days following the date of completion of the proposed Change of Control of an amount equal to the greater of the following:

(i)

an amount equal to *** the *** as at the date of the Change of Control Buyout Notice; and

(ii)

an amount equal to A *** by B *** by C, where:

(A)

A is equal to the *** as at the date of the Change of Control Buyout Notice divided by $***;

(B)

B is equal to ***; and

(C)

C is equal to the *** of the MIC Group, or in the case of a ***, the *** (expressed in United States dollars) of *** of the Business, in each case pursuant to the proposed Change of Control transaction or asset sale provided, however, that if the proposed Change of Control is not completed within 10 Business Days following the date of the Change of Control Buyout Notice, the exercise by the Corporation of the Change of Control Buyout Option shall be deemed to be null and void and of no force or effect and this Section 2.9(a) shall thereafter continue to apply in accordance with its terms.

(b)

Notwithstanding anything else contained herein: (i) the Corporation's right to exercise the Change of Control Buyout Option; and (ii) the Royalty Trigger, shall in each case immediately and forever cease and be deemed to no longer apply effective as of the occurrence of an Event of Default or a Bankruptcy Occurrence that in each case is not cured to the satisfaction of the Purchaser, acting reasonably, within 21 days following the date of occurrence of the Event of Default or Bankruptcy Occurrence, as the case may be (which period shall, if the applicable Event of Default is the subject of dispute resolution under Section 2.8, be deemed to be stayed until such time as, and will only re-commence once, such dispute is finally resolved in accordance with Section 2.8) (an “Event of Default Trigger Event” and a “Bankruptcy Occurrence Trigger Event”, respectively). If an Event of Default has occurred, the Corporation shall not be permitted to exercise the Change of Control Buyout Option, and the Royalty Trigger shall cease to apply, until such time as the Event of Default has been cured in accordance with the terms hereof; provided that if the applicable Event of Default is the subject of dispute resolution under Section 2.8, the applicable time periods to exercise the Change of Control Buyout Option, as the case may be, shall be deemed to be stayed until such time as, and will re-commence once, such dispute is finally resolved in accordance with Section 2.8.

2.10

Acknowledgments and Obligations of the Corporation

The Corporation acknowledges, covenants and agrees that at all times on and following the date hereof it will (and will cause the MIC Subsidiaries to):

(a)

operate the Business in good faith and in the ordinary course consistent with past practices, industry standards and best practices, and will use commercially reasonable efforts to operate the Business so as to maximize Revenue of the MIC Group;

(b)

not take any steps or actions, or omit or fail to take any steps or actions or enforce any right, the intent of which is to directly or indirectly reduce the calculation of or improperly characterize or account for, or which would reasonably result in or does result in any direct or indirect reduction in the calculation of or improper characterization or accounting for of, Revenue of the MIC Group or any Royalty Payment;

(c)

keep and maintain complete, true and materially accurate books and records of all transactions involving Revenue of the MIC Group;

(d)

not, without the prior written consent of the Purchaser (which consent will not be unreasonably withheld), in any way modify, amend or change the accounting practices of any member of the MIC Group where the effect of such change in any way reduces, or would potentially have the effect of reducing, whether alone or in combination with or as a result of any other factor, the amount payable to the Purchaser hereunder, except for changes required under GAAP or as required by any applicable Governmental Authority;

(e)

provide to the Purchaser a monthly unaudited summary of the Revenue of the MIC Group within 21 days after the last day of each calendar month; provided, however, that in respect of Canadian Teleradiology Services, Inc. only, such 21 day period shall be deemed to be extended to the 29th day after the last day of each calendar month;

(f)

provide to the Purchaser unaudited quarterly financial statements of the MIC Group within 45 days after the last day of each fiscal quarter of the Corporation;

(g)

provide to the Purchaser audited annual financial statements of the MIC Group within 90 days after the last day of each fiscal year of the Corporation;

(h)

provide to the Purchaser copies of all tax returns filed by the MIC Group promptly following the date on which such returns are filed;

(i)

use the proceeds of each Installment in a manner that is consistent with an operating plan provided by the Corporation to the Purchaser, subject to the reasonable discretion of the Corporation to use and allocate any portion of an Installment in a manner which is otherwise consistent with the proper exercise of the fiduciary duties of the directors of the Corporation; provided, however, that notwithstanding anything else contained herein the Corporation will use $*** of the Initial Installment for the purposes of funding the acquisitions of Partners Imaging Center of Naples LLC, Partners Imaging Center of Charlotte LLC and Partners Imaging Center of Venice LLC;

(j)

make all necessary filings required of the members of the MIC Group under Law (including, if required but subject to Section 6.2, filing a copy of this Agreement on EDGAR), obtain all necessary regulatory consents and approvals (if any) required of the members of the MIC Group under Law and pay all filing fees required to be paid by the members of the MIC Group under Law in connection with the Transaction;

(k)

do all things necessary to maintain the corporate existence of each member of the MIC Group, provided, however that this Section 2.10(k) shall not prevent the amalgamation, merger or wind-up of any member of the MIC Group with or into another member of the MIC Group;

(l)

other than in connection with a transaction in respect of which the Corporation has exercised the Change of Control Buyout Option, not consolidate, amalgamate with, or merge with or into, or reorganize, reincorporate or reconstitute into or as another entity, or continue to any other jurisdiction, unless, at the time of such consolidation, amalgamation, merger, reorganization, reincorporation, reconstitution or continuance, the resulting, surviving or transferee entity in writing assumes in favour of the Purchaser all of the obligations of the Corporation under this Agreement or as otherwise agreed by the Purchaser in writing;

(m)

advise the Purchaser promptly of any material default or breach committed by any member of the MIC Group under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any Person (including any payment default), which breach or default continues for more than the applicable cure period, if any, with respect thereto;

(n)

(i) maintain insurance upon the assets of each member of the MIC Group comparable in amount, scope and coverage to that in effect on the date of this Agreement, subject to such changes as may be determined by the applicable member of the MIC Group, having regard to normal commercial practices and market standards; (ii) not at any time do or omit to do anything, or cause anything to be done or omitted to be done, whereby any such insurance would, or would be likely to, be rendered void or voidable or suspended, impaired or defeated in whole or in part; (iii) notify the Purchaser of any termination, lapse or loss of any material coverage under such insurance no later than 10 days following the occurrence thereof; and (iv) rectify or otherwise cure any such termination, lapse or loss of coverage no later than 10 days following the occurrence thereof (with notice of such rectification or cure provided to the Purchaser within a reasonable period of time thereafter);

(o)

not, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, in any way encumber or allow a security interest to attach to any material asset of any member of the MIC Group where such encumbrance would, in the reasonable opinion of the Purchaser, directly or indirectly reduce the calculation of, or result in any direct or indirect reduction in the calculation of, Revenue of the MIC Group or any Royalty Payment; provided, however, that no such consent shall be required (but prior notice shall be provided by the Corporation to the Purchaser) for any security interest granted (A) in connection with an ordinary course, arm’s length loan made to any member of the MIC Group, the proceeds of which will be used in the Business, or (B) in connection with the acquisition of a business substantially similar to the Business or granted in connection with any ordinary course, arm’s length financing undertaken by any member of the MIC Group in connection with any such acquisition;

(p)

not sell, transfer or otherwise dispose (whether to an arm’s length party or otherwise) of any material property or assets of any member of the MIC Group (other than to another member of the MIC Group) without the prior written consent of the Purchaser provided, however, that the Purchaser agrees that it will provide such consent if (A) contemporaneously with a sale, transfer or disposition of property or assets to an arm’s length third party buyer, the buyer enters into an agreement with the Purchaser in respect of such property or assets in a form and on terms similar to this Agreement or as is otherwise acceptable to the Purchaser in its sole discretion, acting reasonably, or (B) the Corporation has delivered a Buy-out Notice in respect of such sale; provided, however, that no such consent shall be required if the Corporation promptly replaces such sold, transferred or disposed asset with a similar or like asset or such asset is sold, transferred or disposed of in connection with a sale-and-leaseback transaction; and

(q)

be fully responsible for the full amount of any success fee, broker's fee, commission or similar fees which any Person claims is owing or payable to such Person (whether by any member of the MIC Group or the Purchaser) in connection with the initiation, negotiation or consummation of the Transaction.

2.11

Conditions to Payment of Installments

The Purchaser shall not pay any Installment to the Corporation unless and until each of the following conditions has been fulfilled, satisfied and performed in a manner completely satisfactory to the Purchaser in all respects on or before the date specified herein for each payment of an Installment:

(a)

the Disclosure Letter shall have been delivered to the Purchaser (and updated as necessary in connection with the payment of any Subsequent Installment);

(b)

the Corporation shall have executed and delivered to the Purchaser each of the following documents:

(i)

a certificate of status or good standing (or other applicable certificate of like form) issued by the applicable Governmental Authority dated on or about the date of payment of each Installment with respect to the legal existence and good standing of each member of the MIC Group under the laws of the jurisdiction of incorporation or formation of each such entity;

(ii)

a certificate of a senior officer of the Corporation, dated as of the date of payment of each Installment, certifying:

(A)

the accuracy of an attached copy of the constating documents of each member of the MIC Group, in each case together with all amendments thereto;

(B)

in the case of the Initial Installment only, the accuracy of an attached copy of the resolutions of the board of directors of the Corporation with respect to the Transaction;

(C)

that no Material Adverse Effect has occurred as of the date of payment of each Installment;

(D)

that no Event of Default has occurred and is continuing and that no event or circumstance has occurred, and no condition exists, which would result, either immediately, or with the lapse of time or giving of notice or both, in the occurrence or existence of an Event of Default;

(iii)

in the case of the Initial Installment only, an executed copy of a pre-authorized debit instruction form provided by the Purchaser to the Corporation for the purposes of facilitating Royalty Payments; and

(iv)

an invoice of the Corporation in respect of the applicable Installment, and any applicable Taxes thereon, addressed to the Purchaser;

(c)

the Purchaser shall have received such financial and other information in respect of the Business as may be reasonably required by the Purchaser (including the financial and other information specified in this Agreement);

(d)

the Corporation shall have received all third party consents, approvals or waivers required to be obtained pursuant to any Contract by which any member of the MIC Group is bound and under which consent, approval or waiver from a third party is required as a result of the Corporation entering into this Agreement or in connection with the completion of the Transaction; and

(e)

the Corporation shall have, as applicable, executed and delivered such other documents, agreements, instruments, undertakings and assurances as the Purchaser or the Purchaser's counsel (in each case, acting reasonably) may deem necessary or advisable in connection with, relating to or arising from, or to give effect to or support, this Agreement.

Each of the conditions set forth in this Section 2.11 is for the exclusive benefit of the Purchaser and, unless waived in writing by the Purchaser, shall be fulfilled, satisfied and performed by the Corporation.

2.12

Event of Default Trigger Event and Bankruptcy Occurrence Trigger Event

(a)

Upon the occurrence of: (i) an Event of Default Trigger Event; or (ii) a Bankruptcy Occurrence Trigger Event that in each case is not cured to the satisfaction of the Purchaser, acting reasonably, within 21 days following the date of occurrence of the Event of Default or Bankruptcy Occurrence, as the case may be (which period shall, if the applicable Event of Default is the subject of dispute resolution under Section 2.8, be deemed to be stayed until such time as, and will only re-commence once, such dispute is finally resolved in accordance with Section 2.8), the Outstanding Installment Amount will, at the Purchaser's option and without notice to any member of the MIC Group, be deemed to become immediately due and payable in a manner determined by the Purchaser, and in connection therewith the Purchaser may exercise any or all of the rights and remedies contained in this Agreement or otherwise afforded by law, in equity or otherwise in connection therewith.

(b)

The Purchaser may waive default or any breach by the Corporation of any of the provisions contained in this Agreement. No waiver extends to a subsequent breach or default, whether or not the same as or similar to the breach or default waived, and no act or omission of the Purchaser extends to or is to be taken in any manner to affect any subsequent breach or default of the Corporation or the rights of the Purchaser resulting therefrom. Any such waiver must be in writing and signed by the Purchaser to be effective

(c)

The Corporation will pay or reimburse the Purchaser for any reasonable costs or expenses incurred by the Purchaser in collecting amounts owed to it by the Corporation hereunder.

(d)

For greater certainty, this Agreement, and all covenants and obligations of the Corporation hereunder, including the obligation to pay Royalty Payments, will continue in full force and effect, and will not be impaired in any way by, the occurrence of an Event of Default Trigger Event or a Bankruptcy Occurrence Trigger Event or the election by the Purchaser to have the Outstanding Installment Amount become immediately due and payable to the Purchaser, and all Royalty Payments due and owing hereunder shall continue to be paid to the Purchaser following the occurrence of an Event of Default Trigger Event or a Bankruptcy Occurrence Trigger Event in accordance with the terms of this Agreement in addition to, and not in substitution for, the repayment of the Outstanding Installment Amount.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation (on its own behalf and on behalf of each of the MIC Subsidiaries) represents and warrants to the Purchaser as of the date on which the Initial Installment is paid to the Corporation (and confirmed as to accuracy by the execution and delivery by the Corporation on the date of payment of any Subsequent Installment of a bring-down certificate, which may contain updates and supplements to representations and warranties, in a form agreed upon by the Purchaser and the Corporation, each acting reasonably) as follows, and acknowledges that the Purchaser is entering into this Agreement and completing the Transaction in reliance upon such representations and warranties:

3.1

Incorporation and Organization

Each member of the MIC Group is an entity incorporated, formed or established and validly subsisting under the laws of its jurisdiction of incorporation, formation or establishment, and is in good standing under such laws. Each member of the MIC Group has the full power, authority and capacity:

(a)

to own or lease and operate its properties and assets; and

(b)

to carry on its business as presently conducted.

3.2

Corporate Records

The minute books of the members of the MIC Group have been made available to the Purchaser or counsel to the Purchaser and contain all constating documents and resolutions, and such minute books contain, in all material respects, a complete and accurate record of all meetings and actions of directors (and committees of directors), members, partners and shareholders of, each such entity since the date of incorporation or establishment of each such entity, and in all material respects accurately reflect all transactions referred to in such proceedings. The stock or other equity ledgers and registers of each such entity are, in all material respects, complete and reflect all issuances, transfers, repurchases and cancellations of stock or other equity in the capital of each such entity.

3.3

Subsidiaries

Except as set out in Section 3.3 of the Disclosure Letter, no member of the MIC Group owns or otherwise holds any legal or beneficial interest in any other Person. The Corporation confirms that a complete and accurate corporate organization chart showing all existing MIC Subsidiaries has been provided to the Purchaser.

3.4

Qualification in Foreign Jurisdictions

Neither the nature of the Business nor the location or character of the assets owned or leased by the members of the MIC Group requires any such entity to be registered, licensed or otherwise qualified as a foreign corporation in any jurisdiction other than any jurisdiction in which any such entity is duly registered, licensed or otherwise qualified for this purpose and other than any jurisdiction where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect.

3.5

Authorized and Issued Outstanding Capital

(a)

The authorized and outstanding shares in the capital of each member of the MIC Group are as set out in Section 3.5 of the Disclosure Letter.

(b)

Other than as contemplated in this Agreement or the constating documents of any member of the MIC Group (including the Corporation) or as set out in Section 3.5 of the Disclosure Letter, there are no outstanding options, warrants or other rights to subscribe for purchase or otherwise acquire from any member of the MIC Group any:

(i)

shares or any other equity securities of such entity; or

(ii)

equity securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise acquire, directly or indirectly, any shares or any other equity securities of such entity.

(c)

Other than as contemplated in this Agreement or the constating documents of any member of the MIC Group (including the Corporation) or as set out in Section 3.5 of the Disclosure Letter, no member of the MIC Group:

(i)

has any outstanding obligations, contractual or otherwise, to repurchase, redeem or otherwise acquire any shares or other equity securities in its capital;

(ii)

is a party to or bound by, or has any knowledge of, any agreement or instrument relating to the voting of any of its securities.

(d)

No Person has any pre-emptive rights in respect of any of the matters relating to the Transaction.

3.6

Corporate Authorization

(a)

The execution and delivery of this Agreement, and the consummation of the Transaction, have been duly authorized by all necessary corporate action on the part of the Corporation.

(b)

This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and except as rights to indemnity and contribution may be limited by Law.

(c)

The execution of, or the performance of obligations under, this Agreement by the Corporation will not result in a breach or violation of a Contract to which the Corporation is party, a breach of the Corporation’s charter or by-laws, a breach of Law or authorization by a Governmental Authority to which the Corporation is bound, in either case that would with the notice or passage of time result in a Material Adverse Effect or would create a Lien on any material asset of any member of the MIC Group.

3.7

No Governmental or Third Party Consents

Other than those which have already been obtained, no consent, approval, authorization or declaration of and no filing or registration with, any Governmental Authority or other party is required to be made or obtained by the Corporation, which if not made or obtained would with the notice or passage of time result in a Material Adverse Effect, in connection with:

(a)

the execution and delivery of this Agreement; or

(b)

the performance by the Corporation of its obligations under this Agreement,

3.8

Financial Statements

The Financial Statements have been prepared in accordance with GAAP, consistent with past practice, and the Financial Statements present fairly the assets, liabilities (whether secured, absolute, contingent or otherwise) and the financial condition of the MIC Group for the periods covered by the Financial Statements.

3.9

Absence of Certain Changes

Except as otherwise described in this Agreement or as set out in Section 3.9 of the Disclosure Letter, since the date of the most recent Interim Financial Statements the Business has been carried on in the ordinary course of business and no Material Adverse Effect has occurred.

3.10

Properties, Leases, Etc.

(a)

No member of the MIC Group owns any real property.

(b)

Each member of the MIC Group has:

(i)

good and marketable title to all of the assets and properties owned by it;

(ii)

title to the lessee interest in all assets and properties leased by it as lessee; and

(iii)

full right to hold and use all of the assets used in or necessary to the Business subject to the terms of any agreement relating to those assets,

in each case free and clear of Liens except Liens incurred in the ordinary course of the Business or as otherwise disclosed in Section 3.10 of the Disclosure Letter.

3.11

Indebtedness

Section 3.11 of the Disclosure Letter sets out all accounts payable of the MIC Group as of September 30, 2014, including amounts payable to Insiders (except for amounts owing to Insiders who are employees in respect of salary for current pay periods). Except as set out in Section 3.11 of the Disclosure Letter, no member of the MIC Group is in default with respect to any outstanding material indebtedness or any Contract relating to outstanding material indebtedness. Except as set out in Section 3.11 of the Disclosure Letter, no indebtedness or any Contract relating to indebtedness purports to limit the issuance of any securities by the Corporation or the payment of any royalty or other distribution by any member of the MIC Group (including the Corporation). The Corporation confirms that complete and accurate copies of all Contracts (including all amendments, supplements, waivers, and consents) relating to any material indebtedness of the members of the MIC Group have been provided to the Purchaser.

3.12

Absence of Undisclosed Liabilities

Except as set out in Section 3.12 of the Disclosure Letter or the Financial Statements, the members of the MIC Group do not have any material liabilities, guarantees, pledges or obligations, whether accrued, absolute, contingent or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due, except those accruing in the ordinary course of the Business.

3.13

Tax Matters

Except as set out in Section 3.13 of the Disclosure Letter:

(a)

no member of the MIC Group has any liability, obligation or commitment, actual or contingent, for the payment of any Tax, except such as have arisen in the usual and ordinary course of the Business;

(b)

no member of the MIC Group is in any arrears with respect to any required withholdings or instalment payments of any Tax nor has it filed any waiver for a taxation year under any legislation imposing Tax on it;

(c)

each member of the MIC Group has filed within the times and within the manner prescribed by law, all federal, provincial, local and foreign Tax Returns and reports that are required to be filed by or with respect to it, all such Tax Returns are true, correct and complete in all material respects, and do not, in any material respect, understate the taxable income or liability for Taxes of such entity for the periods covered by such returns, no Tax Return has been amended, and the tax liability of such entity for previous taxation periods is as indicated in its Tax Returns;

(d)

each member of the MIC Group has withheld from payments made to its officers, directors, employees, debtholders and shareholders the amount of all Taxes, including income tax, federal or provincial pension and medical plan contributions, unemployment insurance contributions and other deductions required to be withheld from such payments, and has paid them to the proper receiving officers or authorities (or made adequate reserves or provisions for the payment thereof);

(e)

there is no unresolved assessment, reassessment, action, suit, proceeding, audit, investigation or claim in progress, pending or, to the knowledge of the Corporation, threatened with respect to Taxes of any member of the MIC Group and, in particular, there are no currently outstanding reassessment or written enquiries that have been issued to, or raised in respect of, any member of the MIC Group relating to any Taxes; and

(f)

no member of the MIC Group is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar Contract.

3.14

Litigation

Except as set out in Section 3.14 of the Disclosure Letter, no litigation, arbitration, action, suit, proceeding or investigation (whether conducted by or before any judicial or regulatory body, arbitrator or other Person) is pending or, to the knowledge of the Corporation, threatened or contemplated, against any member of the MIC Group, nor is there any basis therefor known to the Corporation in which a claimant would have a reasonable likelihood of success as against any member of the MIC Group.

3.15

Employment Contracts

(a)

There are currently no material disagreements or other difficulties with any member of the MIC Group’s senior employees or senior independent contractors. To the knowledge of the Corporation, no officer or key employee of any member of the MIC Group or key independent contractor of any member of the MIC Group has any present intention of terminating his or her employment with or services to such entity, nor does any member of the MIC Group have any present intention of terminating the employment or engagement of any such Person.

(b)

There are no complaints against any member of the MIC Group before any government employment standards branch, tribunal or human rights tribunal, and no member of the MIC Group has received notice of any such complaint. There are no outstanding decisions or settlements or pending settlements under any employment standards legislation that place any obligation upon any member of the MIC Group to do or to refrain from doing any act.

(c)

No member of the MIC Group is delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date of this Agreement or amounts required to be reimbursed to such employees, consultants or independent contractors, and all such amounts have been properly accrued in the books and records of the members of the MIC Group.

(d)

Each member of the MIC Group has complied with all Laws related to employment, including those related to wages, hours, worker classification, collective bargaining, and the payment and withholding of Taxes and other sums as required by law, except where non-compliance would not result in a Material Adverse Effect.

(e)

Except as set out in Section 3.15 of the Disclosure Letter, no member of the MIC Group has, since the date of the Interim Financial Statements, terminated the employment of any senior officer or senior employee.

3.16

Material Contracts

The Corporation has made available to the Purchaser for inspection correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each material Contract of each member of the MIC Group. Each such Contract is a valid, binding and enforceable obligation of the applicable member of the MIC Group and, to the knowledge of the Corporation, of the other party or parties thereto, and is in full force and effect. No member of the MIC Group nor, to the knowledge of the Corporation, any other party, is, or is considered by any other party to be, in breach of any term of any such Contract (nor, to the knowledge of the Corporation, is there any basis for any claim of breach, including as a result of the execution and delivery of this Agreement or the completion of the Transaction), except for any breaches that individually or in the aggregate would not have a Material Adverse Effect.

3.17

Insiders

Except as set forth in Section 3.17 of the Disclosure Letter, there are no Contracts between any member of the MIC Group and any Insider or with any Person in which an Insider has an interest, other than Contracts of employment and employment-related agreements and covenants entered into in the ordinary course of the Business and the Employee IP Agreements. Except as set out in Section 3.17 of the Disclosure Letter, no member of the MIC Group has made any payment or loan to, or borrowed any money from or is otherwise indebted to, any Insider, except for payments made to Insiders who are directors, officers, employees or contractors of a member of the MIC Group in respect of bona fide services.

3.18

Business Intellectual Property

(a)

Section 3.18 of the Disclosure Letter contains a complete and accurate list of all Business IP existing as of the date hereof, except for Commercial Software Licenses, and specifies, for each item, whether the Business IP is Owned IP or Licensed IP, and in the case of Licensed IP, sets forth all contracts entered into in connection with the Licensed IP (except for Commercial Software Licenses).

(b)

The Business IP, together with Commercial Software Licences, constitutes substantially all of the Intellectual Property necessary to conduct fully the Business as it is currently conducted.

3.19

Intellectual Property Rights

(a)

Except as set out in Section 3.19(a) of the Disclosure Letter, the MIC Group owns all right, title and interest in and to the Owned IP existing as of the date hereof free and clear of any Liens and, except for any non-exclusive end user licenses granted to customers of the MIC Group in the ordinary course of Business, and has exclusive rights (and is not contractually obligated to pay any compensation to any other Person in respect of the exercise of such rights) to the use of such Owned IP or the material covered by such Owned IP. The Owned IP existing as of the date hereof does not contain, embody or use, or require for its full and proper operation, any Intellectual Property or Technology, except the Licensed IP and any Commercial Software Licenses, owned by any other Person.

(b)

Each Contract entered into in connection with the Licensed IP existing as of the date hereof is valid, subsisting and in good standing, and there is no material default by any member of the MIC Group under any such Contract nor is there, to the knowledge of the Corporation, any material default by the other parties to such Contract. The applicable member of the MIC Group has the right to sub-license, or to re-sell sub-licences, for the use of the Licensed IP existing as of the date hereof that is currently incorporated in or distributed with, or that the applicable member of the MIC Group has contemplated incorporating in or distributing with, the MIC Group's products to distributors, resellers and end-users of such products.

(c)

To the knowledge of the Corporation, none of the Owned IP existing as of the date hereof nor any service rendered by the MIC Group, nor any product currently or proposed to be developed, manufactured, produced or used by the MIC Group, infringes upon any of the Intellectual Property, Technology or moral rights owned or held by any other Person, and no member of the MIC Group or any of its directors, officers or employees has ever received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with respect to any Business IP existing as of the date hereof (including any claim that any member of the MIC Group or such other Persons must license or refrain from using any Intellectual Property or Technology of a third party), nor does the Corporation have knowledge of any valid grounds for any bona fide claims.

(d)

To the knowledge of the Corporation, there is no unauthorized use, infringement or misappropriation of any Owned IP existing as of the date hereof by any other Person. No member of the MIC Group has agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of such Owned IP.

(e)

Each member of the MIC Group has taken all commercially reasonable steps (including measures to protect secrecy and confidentiality and obtaining waivers of moral rights) to protect the MIC Group's right, title and interest in and to all Owned IP existing as of the date hereof. All agents and representatives of the members of the MIC Group who have or have had access to confidential or proprietary information of the MIC Group relating to the Business IP existing as of the date hereof have a legal obligation of confidentiality to the MIC Group with respect to such information.

(f)

All of the Owned IP existing as of the date hereof was developed by full-time employees and contractors of one or more members of the MIC Group during the time they were employed or engaged with such entity as software, information technology or hardware developers (the “Developers”). All of the Developers and other employees and contractors who have or have had access to confidential or proprietary information relating to such Owned IP have duly executed and delivered Employee IP Agreements in substantially the same form as set forth in Section 3.19(f) of the Disclosure Schedule to the applicable member of the MIC Group on or before the date of commencement of his or her employment with such entity in the form provided to the Purchaser.  No member of the MIC Group has any knowledge of any material breach of any of the Employee IP Agreements.

(g)

Except as set out in Section 3.19(g) of the Disclosure Letter, no royalty or other amounts are required to be paid by any member of the MIC Group in connection with the continued use or exploitation by the MIC Group of any Intellectual Property used in the operation of the Business.

3.20

Insurance

Section 3.20 of the Disclosure Letter lists the policies of insurance owned or held by the members of the MIC Group. All such policies:

(a)

are, and at all times since the respective start dates of such policies have been, in full force and effect;

(b)

are sufficient for compliance in all material respects by the members of the MIC Group with all agreements to which any such entity is a party;

(c)

provide that they will remain in full force and effect through the respective expiry dates thereof; and

(d)

will not terminate or lapse or otherwise be affected in any way by reason of the completion of the Transaction.

3.21

Brokers

Except as disclosed in Section 3.21 of the Disclosure Letter: (a) no finder, broker, agent or other intermediary has acted for or on behalf of any member of the MIC Group in connection with the initiation, negotiation or consummation of the Transaction; and (b) no success fee, broker's fee, commission or similar fees will be payable by any member of the MIC Group to any Person in connection with the initiation, negotiation or consummation of the Transaction.

3.22

No Sale Agreements

Except as disclosed in Section 3.22 of the Disclosure Letter, there are no Contracts, or any right or privilege capable of becoming a Contract, for the purchase of the Business or any of the material assets of any member of the MIC Group. Except as disclosed in Section 3.22 of the Disclosure Letter, no member of the MIC Group currently maintains any discussions, conditions or proceedings with respect to the sale, merger, consolidation, liquidation or reorganization of any such entity.

3.23

Compliance with Other Instruments, Laws, Etc.

Each member of the MIC Group has complied, and is in compliance, with:

(a)

all Laws applicable to it and the Business, except for any non-compliance that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect; and

(b)

its constating documents.

3.24

Agreements Restricting Business

Except as disclosed in Section 3.24 of the Disclosure Letter, no member of the MIC Group is a party to any agreement or arrangement that restricts the freedom of such entity to carry on the Business, including any Contract that contains covenants by the Corporation not to compete in any line of business competitive with or similar to the Business with any other Person.

3.25

Absence of Questionable Payments

To the knowledge of the Corporation, no member of the MIC Group or, to the knowledge of the Corporation, any director, officer, agent or employee of any of the foregoing or any other Person acting on behalf of any of the foregoing, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in connection with the Business. No member of the MIC Group or, to the knowledge of the Corporation, any director, officer, agent or employee of any of the foregoing or any other Person acting on behalf of any of the foregoing, has accepted or received any unlawful contributions, payments, gifts or expenditures in connection with the Business.

3.26

Change of Control

Except as disclosed in Section 3.26 of the Disclosure Letter, no member of the MIC Group has approved, is contemplating, considering or has held discussions in respect of, has entered into any Contract in respect of, or has any knowledge of:

(a)

a proposed Change of Control; or

(b)

any Contract, or any right or privilege capable of becoming a Contract, for the purchase, sale, transfer or other disposition of any material property or assets or any interest therein owned directly or indirectly by any member of the MIC Group (including, in the case of the Corporation, any of the outstanding shares of any MIC  Subsidiary).

3.27

Disclosure

(a)

No representation or warranty by the Corporation in this Agreement or in the Disclosure Letter contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in this Agreement or necessary to make the statements contained in this Agreement not false or misleading.

(b)

To the knowledge of the Corporation, there is no fact or circumstance relating specifically to the Business or the members of the MIC Group that could reasonably be expected to result in a Material Adverse Effect and that is not disclosed in the Disclosure Letter.

The Corporation has made available to the Purchaser or its counsel all information reasonably available to the Corporation that the Purchaser (or its counsel) has requested.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Corporation as of the date on which the Initial Installment is paid to the Corporation as follows, and acknowledges that the representations and warranties contained in this Agreement are made by it with the intent that they may be relied upon by the Corporation.

4.1

Incorporation and Organization

The Purchaser is a corporation incorporated and validly subsisting under the laws of the Province of British Columbia, and is in good standing under such laws.

4.2

Corporate Authorization

(a)

The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Purchaser.

(b)

This Agreement constitutes, a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and except as rights to indemnity and contribution may be limited by Law.

4.3

Purchasing for Investment Purposes

The Purchaser is acquiring the interest granted to it herein for investment purposes only and not with a view to the resale or distribution of any portion of such interest.

4.4

Purchase as Principal

The Purchaser is acquiring the interest granted to it herein as principal for its own account, and not on behalf of or for the benefit of any other Person.

ARTICLE 5
SURVIVAL AND INDEMNIFICATION

5.1

Survival

Subject to the limitations contained in this Agreement, all representations and warranties contained in this Agreement on the part of each of the Parties will survive the date hereof for a period of two (2) years following the date of this Agreement.

5.2

Indemnification Obligations

(a)

All covenants, representations and warranties made in this Agreement by the Corporation are deemed to have been relied on by the Purchaser, notwithstanding any investigation made by or on behalf of the Purchaser. Subject to the limitations set forth in Section 5.2(b) and subject to Section 5.2(c), the members of the MIC Group (the “Indemnitors”), for each of which the Corporation acts as agent hereunder, will jointly and severally indemnify, defend and hold harmless the Purchaser, and each of the Purchaser's officers, directors, employees, agents, advisors, representatives and affiliates, and the respective successors, assigns, heirs, executors, administrators and legal and personal representatives of each of the foregoing (each, an “Indemnitee”), from and against all Direct Damages incurred or suffered by any of them in any capacity and resulting from or relating to the occurrence of a Non-Monetary Event of Default.

(b)

The obligations of the Indemnitors under Section 5.2(a) are subject to the following limitations:

(i)

except for the matters referred to in paragraphs (ii) and (iii) hereof, the obligations of the Indemnitors under Section 5.2(a) will terminate on the date that is two (2) years following the date of this Agreement, except with respect to bona fide claims by any Indemnitee set forth in written notices given by them to the Corporation prior to such date;

(ii)

the obligations of the Indemnitors in respect of any claim relating to Tax matters, including any claim arising out of Section 3.12, will terminate on the date that is ninety (90) days after the relevant Governmental Authorities are no longer entitled to assess or reassess liability for Taxes (other than interest, penalties, fines, additions to Tax or other additional amounts) against the applicable member of the MIC Group, having regard to any waivers given by any such entity in respect of any taxation year, except with respect to bona fide claims by any Indemnitee set forth in written notices given to the Corporation prior to such date;

(iii)

the obligations of the Indemnitors in respect of any claim based upon fraud or intentional misrepresentation shall survive indefinitely; and

(iv)

the liability of the Indemnitors under Section 5.2(a), whether alone or in the aggregate, shall be limited to an amount equal to the Aggregate Installment Amount.

(c)

The Indemnitors, for each of which the Corporation acts as agent hereunder, will jointly and severally indemnify, defend and hold harmless the Indemnitees from and against all Direct Damages and Indirect Damages incurred or suffered by any of them in any capacity and resulting from or relating to:

(i)

an Event of Default;

(ii)

a Bankruptcy Occurrence; or

(iii)

a breach by the Corporation of Section 6.8.

The rights of indemnity under Section 5.2(c) shall not be subject to any monetary limitation and shall be in addition to, and not in substitution for, all of the rights and remedies of the Indemnitees otherwise afforded to the Indemnitees by law, equity or otherwise in respect of the occurrence of an Event of Default, a Bankruptcy Occurrence or a breach by the Corporation of Section 6.8, including all rights and remedies of the Purchaser under Section 2.12.

ARTICLE 6
GENERAL

6.1

Notices

Any notice given in connection with this Agreement must be in writing and is sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by electronic means:

(a)

in the case of a notice to the Corporation at:

848 N. Rainbow Blvd. #2494

Las Vegas, Nevada, U.S.A  89107

Attention: Mitchell Geisler, Chief Executive Officer

Email: mitch@medimagingcorp.com

(b)

in the case of a notice to the Purchaser at:

243 Queen Street West, 3rd Floor

Toronto, Ontario  M5V 1Z4

Attention: William R. Tharp

Email: bill@GrenvilleSRC.com

Any notice delivered or transmitted to a Party in accordance with the foregoing is deemed given and received on the day it is delivered or transmitted if it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the notice is deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its physical address or email address by giving notice to the other Parties in accordance with the provisions of this Section 6.1.

6.2

Announcements

Except as otherwise required by Law (including in order to comply with continuous disclosure or other requirements under securities Laws), following the date hereof, the Corporation may make reasonable disclosure of the completion and nature of the Transaction only with the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, and, except as otherwise required by Law (including in order to comply with continuous disclosure or other requirements under securities Laws), the Purchaser may make reasonable disclosure of the completion and nature of the Transaction only with the prior written consent of the Corporation, such consent not to be unreasonably withheld or delayed. The Corporation hereby consents to the reasonable disclosure by the Purchaser of the completion and nature of the Transaction to Governmental Authorities, the Purchaser’s shareholders and to any other Person in connection with any financing, offering, business combination or similar transaction proposed to be undertaken by the Purchaser. The Corporation acknowledges that the Purchaser may be required, in accordance with applicable securities laws, to publicly disclose the Transaction and to file a copy of this Agreement on SEDAR, and the Purchaser agrees that in such case it shall make such redactions to this Agreement as are permitted under Section 12.2(3) of National Instrument 51-102 (“NI 51-102”) (subject to compliance by the Purchaser with the remaining provisions of Section 12.2 of NI 51-102) with the prior consultation of the Corporation. The Purchaser acknowledges that the Corporation may be required, in accordance with applicable securities laws, to publicly disclose the Transaction and to file a copy of this Agreement on EDGAR, and the Corporation agrees that in such case it shall make such redactions to this Agreement as are permitted under applicable securities laws with the prior consultation of the Purchaser. The Purchaser hereby consents to the reasonable disclosure by the Corporation of the completion and nature of the Transaction to Governmental Authorities, the Corporation’s stockholders and to any other Person in connection with any financing, offering, business combination or similar transaction proposed to be undertaken by any member of the MIC Group.

6.3

Facsimile/Adobe Acrobat and Counterparts

This Agreement may be executed via facsimile or scanned Adobe Acrobat (Portable Document Format or PDF) or TIFF document and in any number of counterparts each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same instrument and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

6.4

Further Assurances

The Parties shall with reasonable diligence do all such things and provide all such assurances as may be required or desirable to consummate the Transaction and each Party shall provide such further documents or instruments as may be required or be desired by the other party to effect the purpose of this Agreement and to carry out the provisions of this Agreement, whether before or after Closing.

6.5

Severability

In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.6

Delays or Omissions

No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement upon any breach or default of the other Party under this Agreement shall impair any such right, power, or remedy of such non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

6.7

Acknowledgment re Drafting

Each Party acknowledges and agrees that the Parties have participated jointly in the negotiation and drafting of this Agreement and, therefore, in the event that any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision hereof.

6.8

Confidentiality

Each Party acknowledges that it has had access to and will in the future receive confidential and proprietary information concerning the other Party (the “Confidential Information”), the disclosure of which would be detrimental to the interests of the other Party.  Accordingly, each Party covenants and agrees, subject to Section 6.2, to keep the Confidential Information in strict confidence and not disclose any of such Confidential Information to any Person or use or attempt to use such Confidential Information. Notwithstanding the foregoing, no Party will have liability for any Confidential Information that is:

(a)

already in the public domain or comes into the public domain without any breach of this Agreement;

(b)

required to be disclosed pursuant to Law or pursuant to any regulatory or judicial authority having jurisdiction over such Party; or

(c)

made to a professional advisor of such Party, in which event such party shall ensure that the recipient is aware of and agrees to comply with the terms of this Section 6.8 as if a party to this Agreement.

6.9

Assignment

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that:

(a)

the Purchaser may, without the consent of the Corporation, assign its rights and obligations or encumber its interest (including by way of security for any indebtedness of the Purchaser and its Affiliates) under this Agreement, in whole or in part, to any Person; and

(b)

the Corporation may not assign any of its rights under this Agreement without the prior written consent of the Purchaser (such consent not to be unreasonably withheld by the Purchaser), and any such purported assignment without such prior written consent is void.

For greater certainty, unless terminated, reduced or extinguished pursuant to the terms of this Agreement, the Gross Sales Royalty shall survive, and shall not in any way be extinguished or impaired by, any: (i) Change of Control of any member of the MIC Group; or (ii) any transfer by operation of Law or otherwise of this Agreement by the Corporation.

6.10

Payment of Purchaser Expenses

The Corporation will pay all of the reasonable legal fees and other reasonable out-of-pocket expenses incurred by the Purchaser in connection with the Transaction and the various agreements and documents referred to in this Agreement, up to a maximum amount of $25,000 (plus all disbursements incurred by counsel to the Purchaser and all applicable Taxes on any of the foregoing amounts), which amounts will be deducted from the Initial Installment on the date of payment thereof.

6.11

Force Majeure

Neither Party shall be liable for the failure to comply with any of their respective obligations under this Agreement to the extent, and for the period, that such failure results from Force Majeure. The Party claiming a Force Majeure shall make all reasonable efforts, including all reasonable expenditures, necessary to cure, mitigate or remedy the effects of a Force Majeure.

6.12

Tax Cooperation

The Corporation and the Purchaser shall (and, if requested to do so, shall cause their respective Affiliates to):  (i) use commercially reasonable efforts to assist the other Party in preparing for or defending against any audit, investigation, claim, dispute or controversy relating to Taxes regarding the Gross Sales Royalty or the Transaction; and (ii) make available to the other Party and to any taxing authority as reasonably requested all information, records and documents relating to the Gross Sales Royalty or the Transaction; and (iii) furnish the other Party with timely notice of, and copies of all correspondence received from any taxing authority in connection with, any audit, investigation, claim, dispute or controversy relating to Taxes regarding the Gross Sales Royalty or the Transaction.

6.13

Maximum Permitted Rate

Under no circumstances shall the Purchaser be entitled to receive nor shall it in fact receive a payment or partial payment (whether in the form of Royalty Payments, Buyout Payments or otherwise) under or in relation to this Agreement at a rate that is prohibited by applicable law.  Accordingly, notwithstanding anything herein or elsewhere contained, if and to the extent that under any circumstances, the effective annual rate of “interest” (as defined in section 347 of the Criminal Code of Canada) received or to be received by the Purchaser (determined in accordance with such section) on any amount of “credit advanced” (as defined in that section) pursuant to this Agreement or any agreement or arrangement collateral hereto entered into in consequence or implementation hereof would, but for this Section 6.13, be a rate that is prohibited by applicable law, then the effective annual rate of interest, as so determined, received or to be received by the Purchaser on such amount of credit advanced shall be and be deemed to be adjusted to a rate that is one whole percentage point less than the lowest effective annual rate of interest that is so prohibited (the “adjusted rate”); and, if the Purchaser has received a payment or partial payment which would, but for this Section 6.13, be so prohibited then any amount or amounts so received by the Purchaser in excess of the lowest effective annual rate that is so prohibited shall and shall be deemed to have comprised a credit to be applied to subsequent payments on account of other amounts due to the Purchaser at the adjusted rate.

 [Signature Page Follows]

IN WITNESS WHEREOF each Party has duly executed this Agreement.

MEDICAL IMAGING CORP.		GRENVILLE STRATEGIC ROYALTY CORP.

By:		By:
	Name:		Name:
	Title:		Title:

Grenville/MIC Royalty Agreement Signature Page

SCHEDULE “A”

DEFINED TERMS

Whenever used in this Agreement, the following words and terms have the following meanings:

“adjusted rate” has the meaning given to it in Section 6.13.

“Affiliate” has the meaning given to it in National Instrument 45-106 - Prospectus and Registration Exemptions.

“Aggregate Installment Amount” means, as of a specified date, the aggregate of all Installments actually paid to the Corporation as of such date.

“Agreement” means this royalty purchase agreement, including all schedules and all amendments or restatements, and references to “Article” or “Section” mean the specified Article or Section of this Agreement.

“Annual Financial Statements” means, as at any given date, the financial statements of the Corporation and each other applicable member of the MIC Group for the then most recently completed financial year of the applicable member of the MIC Group.

“Bankruptcy Occurrence” means the occurrence of any of the following:

(a)

if an order is made or an effective resolution passed for the winding-up or liquidation of any member of the MIC Group, or if a petition is filed for the winding-up of any member of the MIC Group;

(b)

if any member of the MIC Group commits an act of bankruptcy, makes a general assignment for the benefit of its creditors, ceases to carry on the Business or becomes insolvent within the meaning of applicable legislation of any applicable jurisdiction;

(c)

if a bankruptcy petition is filed or presented against any member of the MIC Group, or if any proceedings with respect to any member of the MIC Group are commenced under any applicable legislation of any applicable jurisdiction providing protection for the benefit of the applicable member of the MIC Group; or if an execution, sequestration, or any other process of any court becomes enforceable against any member of the MIC Group or if a distress or analogous process is levied upon any part of the property of any member of the MIC Group; or

(d)

any trustee in bankruptcy, interim receiver, receiver, receiver and manager, custodian, sequestrator, administrator, monitor or liquidator of any other Person with similar powers is appointed in respect of member of the MIC Group or any of the assets or property of any member of the MIC Group.

“Bankruptcy Occurrence Trigger Event” has the meaning given to it in Section 2.9(b).

“Business” means the business currently carried on by the MIC Group or as carried on at the relevant time.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Las Vegas, Nevada and Toronto, Ontario are open for business during normal banking hours.

“Business IP” means the Owned IP and the Licensed IP.

“Buyout Payments” has the meaning given to it in Section 2.9.

“Change of Control” means any of the following: (a) a sale or other transfer of all or substantially all of the Corporation's assets, or (b) if as a result of merger, arrangement, share purchase (whether from the Corporation or from the holders of shares in the capital of the Corporation), share exchange, consolidation, reorganization, amalgamation, arrangement, take-over bid, reverse take-over or other business combination or transaction or series of related transactions, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions; provided that a Change of Control shall not include (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) any transaction in which one or more of the Insiders or Affiliates of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation (including the Corporation) or the acquirer of the Corporation’s assets following the transaction.

“Change of Control Buyout Notice” has the meaning given to it in Section 2.9(a).

“Change of Control Buyout Option” has the meaning given to it in Section 2.9(a).

“Closing” means the completion of the Transaction, which shall be deemed to occur on the date on which the last Installment is fully paid to the Corporation.

“Commercial Software Licenses” means “shrink-wrap”, “web-wrap”, “click-wrap” or other similar generic licenses for commercially available software available to the public.

“Confidential Information” has the meaning given to it in Section 6.8.

“Confirmed Quarterly Royalties” has the meaning given to it in Section 2.4(b).

“Contract” means any written or oral agreement, contract, understanding, arrangement, instrument, note, guarantee, indemnity, warranty, deed, assignment, power of attorney, commitment, covenant or undertaking of any nature.

“Corporation” means Medical Imaging Corp., and includes any assignee thereof pursuant to an assignment made in accordance with Section 6.9(b).

“Developers” has the meaning given to it in Section 3.19(f).

“Direct Damages” means all damages and losses of any kind excluding Indirect Damages.

“Disclosure Letter” means the Disclosure Letter delivered by the Corporation to the Purchaser on the date hereof, as the same may be updated as of the date on which any Subsequent Installment is paid to the Corporation.

“Dispute” has the meaning given to it in Section 2.8.

“Employee IP Agreements” means agreements relating to proprietary information and assignment of inventions to a member of the MIC Group by employees and consultants of such entity.

“Event of Default” means the occurrence of any of the following:

(a)

any failure by the Corporation to pay in full when due any Royalty Payment, Buyout Payment or any other amount owing under this Agreement or arising in as a result of or relating to the Transaction, including any amount owing under Section 2.12(c); or

(b)

any default by any member of the MIC Group in the observance or performance of any of the Specified Covenants.

“Event of Default Trigger Event” has the meaning given to it in Section 2.9(b).

“Financial Statements” means, collectively, the Annual Financial Statements and the Interim Financial Statements.

“Force Majeure” means any event or circumstance that prevents the affected Party from performing its obligations under this Agreement and is beyond the reasonable control of the affected Party, but:

(a)

is not due to the fault or negligence of the affected Party or those for whom it is responsible at law;

(b)

does not arise by reason of any act or omission by the Party (or those for whom it is responsible at law) claiming Force Majeure in breach of the provisions of this Agreement; and

(c)

does not arise by reason of the lack or insufficiency of funds or failure to make payment of monies.

“GAAP” means Generally Accepted Accounting Principles, as promulgated by the United States Financial Accounting Standards Board.

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, governmental or administrative dispute settlement panel or body or other law, rule or regulation-making entity:

(a)

having or purporting to have jurisdiction on behalf of any nation, province, territory, state or other geographic or political subdivision thereof; or

(b)

exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Gross Sales Royalty” has the meaning given to it in Section 2.2.

“Independent Accountant” has the meaning given to it in Section 2.8.

“Indemnitee” has the meaning given to it in Section 5.2(a).

“Indemnitors” has the meaning given to it in Section 5.2(a).

“Indirect Damages” means all indirect, consequential, special, incidental, punitive and aggravated damages and losses, loss of profits and diminution of value.

“Initial Installment” has the meaning given to it in Section 2.1(a).

“Initial Minimum Period” has the meaning given to it in Section 2.3(a)(i).

“Insiders” means:

(a)

directors, officers, shareholders, members, security holders or employees of a member of the MIC Group; and

(b)

any other Person not dealing at arm's length with any member of the MIC Group or any Affiliate or related party of any member of the MIC Group or of any Person referred to in paragraph (a) hereof.

“Installments” means, collectively, the Initial Installment and all Subsequent Installments, and individually means any one of them.

“Intellectual Property” means any or all of the following and all proprietary intellectual property and other rights in, arising out of or associated with:

(a)

all patents and utility models and applications therefore and all provisionals, re-issuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof and all equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures (“Patents”);

(b)

all registered and unregistered trade-marks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations, and applications for registration thereof (“Trade-marks”);

(c)

all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith (“Copyrights”);

(d)

all maskworks, maskwork registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topologies (“Maskworks”); and

(e)

all World Wide Web addresses, domain names and sites and applications and registrations therefor (“Domain Names”).

“Interim Financial Statements” means, as at any given date, the unaudited management-prepared financial statements of the Corporation and each other member of the MIC Group for the then most recently completed calendar month.

“Laws” means applicable laws (including common law), statutes, codes, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority.

“Licensed IP” means all Intellectual Property and Technology that any member of the MIC Group uses or has a right to use, including all Intellectual Property and Technology that any member of the MIC Group uses or has a right to use at any time after the date hereof, in the conduct of the Business under a Contract with another Person.

“Liens” means any lien, hypothec, mortgage, security interest, charge, encumbrance, pledge, option, pre-emptive right, or transfer restriction other than, in the case of references to securities, any transfer restriction arising under applicable securities Laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities Laws.

“Material Adverse Effect” means any effect, change, event, occurrence or development with respect to the MIC Group or the Business, taken as a whole and as a going concern, that is or is reasonably likely to be materially adverse to the results of the Business or the MIC Group’s affairs, properties, assets, liabilities or condition (financial or otherwise), operations or capital, or that is materially adverse to the completion of the Transaction.

“MIC Group” means, collectively, the Corporation and the MIC Subsidiaries.

“MIC Subsidiaries” means, collectively: (i) each of Canadian Teleradiology Services Inc. and Schuylkill Medical Imaging; and (ii) each direct or indirect subsidiary or investee of the Corporation (whether wholly, partially or not at all owned, directly or indirectly, by the Corporation, and whether or not controlled by the Corporation) incorporated, acquired or established after the date hereof (including Partners Imaging Center of Naples LLC, Partners Imaging Center of Charlotte LLC and Partners Imaging Center of Venice LLC), and “MIC Subsidiary” means any one of the aforementioned entities.

“Minimum Monthly Amount” has the meaning given to it in Section 2.3.

“NI 51-102” has the meaning given to it in Section 6.2.

“Non-Monetary Event of Default” means the breach by the Corporation of any of the representations, warranties or covenants of the Corporation under this Agreement other than the Specified Covenants.

“Outstanding Installment Amount” means, as of the applicable date on which such amount is determined, an amount equal to the Aggregate Installment Amount less the aggregate of all Royalty Payments actually received by the Purchaser as of such date.

“Owned IP” means all Intellectual Property and Technology that any member of the MIC Group owns, including all Intellectual Property and Technology owned by any member of the MIC Group at any time after the date hereof.

“Parties” means the Corporation and the Purchaser, and “Party” means either one of them.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate or Governmental Authority, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Pre-Adjusted Quarterly Royalties” has the meaning given to it in Section 2.4(b).

“Purchaser” means Grenville Strategic Royalty Corp., and any assignee thereof pursuant to an assignment made in accordance with Section 6.9(a).

“Quarterly Determination Date” has the meaning given to it in Section 2.4(b).

“Registered IP” means all United States, international and foreign:

(a)

Patents;

(b)

registered Trade-marks, applications to register Trade-marks, including intent-to-use applications or other registrations or applications related to Trade-marks and Domain Name registrations;

(c)

Copyrights registrations and applications to register Copyrights;

(d)

Maskwork registrations and applications to register Maskworks; and

(e)

Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority at any time.

“Revenue of the MIC Group” means, in respect of any period commencing on or after the date hereof and without duplication, all funds of any kind directly or indirectly received by the members of the MIC Group (which, in respect of any non-wholly owned MIC Subsidiary, shall be the percentage of such MIC Subsidiary’s revenue actually received during such period that is equal to the Corporation's direct or indirect ownership percentage of such MIC Subsidiary) during such period on account of or in connection with all products and services sold or otherwise provided by the members of the MIC Group, including all royalties, license fees, lease fees, service fees, subscription fees and other forms of compensation directly or indirectly received by a member of the MIC Group (including amounts received in connection with the settlement of disputes or the proceeds of litigation); but excludes:

(a)

any amount received by a member of the MIC Group in the form of a *** or other form of *** (including ***), *** or similar *** from any ***;

(b)

any amount received by a member of the MIC Group which is required by contract or Law to be paid by such entity: (i) to *** of such entity; or (ii) to *** on account of ***;

(c)

any amount received by a member of the MIC Group from another member of the MIC Group; and

(d)

any amount received by a member of the MIC Group which constitutes *** by a Person in connection with *** by the member of the MIC Group to such Person.

“Royalty Trigger” has the meaning given to it in Section 2.4(h).

“Royalty Trigger Threshold Date” has the meaning given to it in Section 2.4(g).

“Royalty Payment” has the meaning given to it in Section 2.2 (and, for greater certainty, includes all Minimum Monthly Amounts).

“Subsequent Installment” has the meaning given to it in Section 2.1(b).

“Specified Covenants” means those covenants of the Corporation set out in Sections 2.10(a), 2.10(b), 2.10(d), 2.10(e), 2.10(f), 2.10(k), 2.10(l), 2.10(n), 2.10(o), 2.10(p) and 2.10(q).

“subsidiary” has the meaning given to it in National Instrument 45-106 - Prospectus and Registration Exemptions.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, or other governmental charges, including all federal, provincial, state, local, foreign and other income, corporation, franchise, profits, capital gains, estimated, sales (including HST), use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, environmental, customs, duties, imposts, immovable property, personal property, capital stock, unemployment, disability, payroll, license, employee, deficiency assessments, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and any interest, penalties, or additions to tax in respect of the foregoing and includes any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Technology” means:

(a)

works of authorship including computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, records and data;

(b)

inventions (whether or not patentable), improvements, enhancements and modifications;

(c)

proprietary and confidential business and technical information, including technical data, trade secrets, ideas, research and development and know how; and

(d)

databases, data compilations and collections and technical data.

“Transaction” means the transactions contemplated in this Agreement.